EXHIBIT 4.8

SIXTH AMENDMENT AND WAIVER AGREEMENT

SIXTH AMENDMENT AND WAIVER AGREEMENT, dated as of November 21, 2003 (this “Amendment Agreement”), to the Amended and Restated Credit Agreement, dated as of May 14, 2001, as amended to date (and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the “Credit Agreement”), among Microtek Medical Holdings, Inc. (formerly known as Isolyser Company, Inc.), a Georgia corporation (“MMH”) and Microtek Medical, Inc., a Delaware corporation (“Microtek”, together with MMH, each a “Borrower” and, jointly and severally, the “Borrowers”), the lenders named therein (the “Lenders”), the guarantors named therein (the “Guarantors”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as agent (the “Agent”) for the Lenders. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

WHEREAS, the Borrowers have informed the Agent that MMH and Microtek have entered into an Asset Purchase Agreement (the “Sale Agreement”), dated as of August 29, 2003, as in effect on the date hereof, with WCM Waste and Compliance Management Inc., a California corporation (“Purchaser”), pursuant to which MMH and Microtek sold all of the tangible and intangible assets used or held for use in or arising from the operation of the business of manufacturing and selling (1) SMS or the Sharps Management System which encapsulates and treats sharps (such as needles and syringes), (2) Aldex used for the treatment of liquid waste containing toxic aldehydes and (3) Chemgon used to neutralize and solidify spent photochemicals, x-ray fixers and developers as more specifically described in the Sale Agreement (collectively, the “Sold Assets”) for cash and a promissory note (the “WCM Note”) personally guaranteed by Greg Short and his wife (the “WCM Guaranty”); and

WHEREAS, Section 7.05 of the Credit Agreement prohibits any Borrower or any subsidiary of any Borrower from, among other things, selling, transferring, assigning or otherwise disposing of any portion of its assets; and

WHEREAS, Section 7.06 of the Credit Agreement prohibits any Borrower or any subsidiary of any Borrower from, among other things, making any loan or advance to, any other person; and

WHEREAS, the Borrowers have informed the Agent of their desire that Microtek acquire substantially all of the assets (the “Acquired Assets”) of Plasco, Inc. (“Seller”) for cash and a $1,100,000 subordinated note to be issued by MMH and Microtek to Seller (the “Plasco Note”), as more fully described in the Asset Purchase Agreement made as of the 21st day of November, 2003, to be effective as of the 31st day of October, 2003, by and among Microtek, Seller, and all of the stockholders of Seller set forth on the signature page thereto (the “Purchase Agreement”); and

WHEREAS, Section 7.03 of the Credit Agreement restricts the creation of Indebtedness; and

WHEREAS, Section 7.05 of the Credit Agreement prohibits any Borrower or any subsidiary of any Borrower from, among other things, acquiring all or substantially all of the capital stock or assets of any other person; and

WHEREAS, Section 7.06 of the Credit Agreement prohibits any Borrower or any subsidiary of any Borrower from, among other things, owning, purchasing or acquiring any stock, obligations, assets or securities of, or any interest in, or making any capital contribution or loan or advance to, any other person; and

WHEREAS, the Borrowers have requested that the Lenders (i) amend the Credit Agreement to permit the WCM Note and the Plasco Note, (ii) waive the provisions of Sections 7.05 and 7.06 of the Credit Agreement to permit the Borrowers to sell the Sold Assets and to permit Microtek to purchase the Acquired Assets, and (iii) agree to exclude the purchase price payable for the Acquired Assets from the capital expenditure limitation contained in Section 7.07 of the Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

1.	AMENDMENT TO CREDIT AGREEMENT.

1.1 Section 7.03 of the Credit Agreement is hereby amended by adding a new clause (xiv) to the end thereof that reads as follows:

“(xiv) Subordinated Note of the Borrowers to the order of Plasco, Inc. in the original principal amount of $1,100,000, but not (except in accordance with the terms of the Purchase Agreement) the modification, prepayment, increase, extension or refunding thereof without the consent of the Agent or waiver of any right of setoff with respect thereto without the consent of the Agent.”

1.2 Section 7.06 of the Credit Agreement is hereby amended by adding a new subsection (m) to the end thereof that reads as follows:

“(m) loans evidenced by that certain Promissory Note dated as of September 26, 2003 in the original principal amount of $903,184 made by WCM Waste & Compliance Management, Inc., a California corporation, and payable to the order of Microtek, but not the modification, increase or extension thereof without the consent of the Agent or waiver of any right of setoff with respect thereto without the consent of the Agent.”

1.3 Schedule 1.01 of the Credit Agreement is hereby amended by adding as an additional Collateral location for Microtek the locations set forth on Annex A hereto.

2.	AMENDMENTS TO SECURITY DOCUMENTS.

2.1 The Security Agreement is hereby amended as follows: The definition of “General Intangibles” in Section 1(e) thereof is hereby modified to add the following sentence: “In addition, all indemnification rights of Microtek under the Asset Purchase Agreement made as of the 21st day of November, 2003, to be effective as of the 31st day of October, 2003, by and among Microtek Medical, Inc., a Delaware corporation, Plasco, Inc., an Illinois corporation and all of the stockholders of Plasco, Inc. set forth on the signature page thereto.”

2.2 The Security Agreement is hereby further amended as follows: Schedule I to the Security Agreement is hereby modified by adding as an additional Collateral location for Microtek the locations set forth on Annex A hereto.

2.3 The Security Agreement - Patent and Trademarks is hereby amended as follows: The following Trademarks are hereby added to Schedule A:

Trademark	Reg./App. No.	Reg./App. Date	Country
C.P.R. Microshield	1,496,656	7/19/88	USA
Microshield	1,477,552	2/23/88	USA
MDI (Stylized)	1,529,569	3/14/89	USA
Microshield Trademark Application	n/a	11/19/03	Taiwan

Unregistered/Common Law Trademarks:
CPR Microshield-plus
CPR Microkey
CPR Microholster
CPR Filtershield
CPR Microshield-plus Retail Key
CPR Micromask
EMS Immobile-Vac
EMS Econovac

The Security Agreement - Patent and Trademarks is hereby amended as follows: The following Patent are hereby added to Schedule B:

Patent	Reg./Serial No.	Issue/Filing Date	Country
Vacuum Limb Support Bag	D362,913	10/3/1995	USA
Mouth to Mouth Resuscitator Device	4,819,628	4/11/1989	USA

Patent (Cont’d)	Reg./Serial No.	Issue/Filing Date	Country
Fastening Arrangement For a Limb Supportive Device	5,947,916	9/7/1999	USA
Resuscitator Device With Self-Closing Valve	6,070,574	6/6/2000	USA
Vacuum Splint Device	10/676,993	9/30/2003	USA
Resuscitator Device with Self-Closing Valve	EP0925800	10/15/2003	UK, FR, DE
Mouth-To-Mouth Resuscitator Device	FR0303367	4/5/1995	France
Mouth-To-Mouth Resuscitator Device	FR0629414	1/14/1998	France

Mouth-To-Mouth Resuscitator Device	UK0303367	4/5/1995	UK
Mouth-To-Mouth Resuscitator Device	UK0629414	1/14/1998	UK
Mouth-To-Mouth Resuscitator Device	P3853501.7	4/5/1995	Germany
Mouth-To-Mouth Resuscitator Device	P3856116.6	1/14/1998	Germany
Mouth-To-Mouth Resuscitator	1,300,450	5/12/1992	Canada
Resuscitator Device with Self-Closing Valve	2,256,683	12/17/1998	Canada
Resuscitator Device with Self-Closing Valve	10-378132/ 11-285532	12/17/1998	Japan
Vacuum Splint Device PCT Application	PCT/ US03/31680	9/30/2003	PCT

3.	WAIVER, CONSENT AND RELEASE UNDER LOAN DOCUMENTS.

3.1 The Lenders hereby waive the applicable provisions of Article VII of the Credit Agreement solely to permit the consummation of the sale of the Sold Assets, subject to compliance with Section 5 of this Agreement.

3.2 The Agent and the Lenders hereby release all of their right, title and interest, in, to and under the Collateral described on Schedule A hereto.

3.3 The Lenders hereby waive the provisions of Sections 7.05 and 7.06 of the Credit Agreement solely for the purposes of permitting Microtek to purchase the Acquired Assets in accordance with the Purchase Agreement.

3.4 The Lenders hereby consent and agree that for purposes of complying with the provisions of Section 7.07 of the Credit Agreement for the Fiscal Year ending on December 31, 2003, the aggregate purchase price payable by Microtek for the Acquired Assets shall be excluded from the calculation of capital expenditures.

4.	CONFIRMATION OF SECURITY DOCUMENTS.

Each Loan Party, by its execution and delivery of this Amendment Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Agent that it consents to the terms and conditions of the Credit Agreement as it has been amended by this Amendment Agreement and that notwithstanding this Amendment Agreement, each Security Document to which such Loan Party is a party shall continue in full force and effect in accordance with its terms and is and shall continue to be applicable to all of the Obligations.

5.	CONDITIONS PRECEDENT.

This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

(a) All representations and warranties contained in this Amendment Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.

(b) No unwaived event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

(c) The Agent shall have received a true and complete copy of the fully executed Sale Agreement.

(d) The Agent shall have received the originally executed WCM Note, which shall have been endorsed to the Agent in a manner satisfactory to the Agent.

(e) The Agent shall have received a letter agreement from the Borrowers stating that they are delivering the WCM Note endorsed to the Agent and that, pursuant to the terms of the Security Agreement, they are assigning their rights and interests under, in and to any and all of the documents made and entered into pursuant to the Sale Agreement, including the Security Agreement and the Patent and Trademark Collateral Assignment and Security Agreement, in each case among the Borrowers and the Purchaser and the WCM Guaranty.

(f) The Agent shall have received a UCC-1 financing statement against the Purchaser, either showing the Agent as the Secured Party (i.e. as total assignee of the s/p) or together with a UCC-3 assignment from the Borrowers, as secured party, to the Agent.

(g) The Agent shall have received an assignment of trademarks and an assignment of patents to reflect the amendments in Section 2 hereof in form and substance satisfactory to the Agent.

(h) The Agent shall have received a true and complete copy of the fully executed Purchase Agreement and the Plasco Note, all of which shall be in form and substance satisfactory to the Agent.

(i) The Agent, for the benefit of the Lenders, shall have obtained a legal, valid and perfected first (except as permitted pursuant to Section 7.01 of the Credit Agreement) priority security interest in the Acquired Assets.

(j) The Agent shall have received an amendment fee in the amount of $7,500.

(k) The Agent shall have received such other documents as the Lenders or the Agent or the Agent’s counsel shall reasonably deem necessary.

6.	MISCELLANEOUS.

6.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

(a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

(b) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

(c) this Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

(e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

6.2 Each Borrower and each Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Loan Document and that, except for the specific waiver provided for herein, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

6.3 Except for the specific waivers provided for in Section 3 of this Amendment Agreement, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and the Borrowers and the Loan Parties hereby agree that the Credit Agreement and other Loan Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

6.4 Upon presentation of its invoice, the Borrowers covenant and agree to pay in full all legal fees charged, and all costs and expenses incurred, by Kaye Scholer LLP, counsel to the Agent, in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

6.5 All references to the Credit Agreement and the other Loan Documents in the Credit Agreement, the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

6.6 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

6.7 THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.8 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.

MICROTEK MEDICAL HOLDINGS, INC. (f/k/a ISOLYSER COMPANY, INC.)

By:

Name:

Title:

MICROTEK MEDICAL, INC.

By:

Name:

Title:

JPMORGAN CHASE BANK (f/k/a THE CHASE MANHATTAN BANK), as Agent and as Lender

By:

Name:

Title:

ANNEX A

Additional Collateral Locations

1.	3849 Swanson Court
Gurnee, Illinois 60031-1235

2.	4080 Morrison Drive
Gurnee, Illinois 60031-1235

3.	Carretera Pres. La Armistad
Km. 19
Acuna, Coahuila, Mexico

SCHEDULE A

Released Collateral

All of the following tangible and intangible assets of the Borrowers used or held for use in or arising from the operation of the Business (as defined below):

(a) Intellectual Property. The Borrowers’ right, title and interest in and to all patents, patent applications, trademarks, trade names, service marks, arrangements, goodwill and other tangible assets listed on Sechedule 1.1(a) attached hereto which are used in connection with the Business (“Intellectual Property”);

(b) Equipment. All of the Borrowers’ machinery, equipment, tools and supplies used or held for use solely in connection with the Business as listed on Schedule 1.1 (b) attached hereto;

(c) Customers List. All of the Borrowers’ right, title and interest in and to any and all list of customers (past and present) relating to the Business and such customers’ contact information;

(d) Inventory. The Borrowers’ inventory and raw material relating to the Business as listed on Schedule 3.2 and Schedule 3.3; and

(e) Purchase Orders. All purchase orders received by the Borrowers which are outstanding as of the September 26, 2003.

The “Business” shall mean the Borrowers’ business of manufacturing and selling the following products: (1) SMS or the Sharps Management System which encapsulates and treats sharps (such as needles and syringes); (2) Aldex used for the treatment of liquid waste containing toxic aldehydes; and (3) Chemgon used to neutralize and solidify spent photochemicals, x-ray fixers and developers.